Exhibit 21.1

BABCOCK & WILCOX ENTERPRISES, INC.
SUBSIDIARIES
YEAR ENDED DECEMBER 31, 2022

Name of Company	Jurisdiction of Organization	Percentage of Ownership Interest
1867BW, LLC	Delaware	100
Americon Equipment Services, Inc.	Delaware	100
Americon, LLC	Delaware	100
B&W de Panama, Inc.	Panama	100
B&W PGG Luxembourg Canada Holdings SARL	Luxembourg	100
B&W PGG Luxembourg Finance SARL	Luxembourg	100
B&W PGG Luxembourg Holdings SARL	Luxembourg	100
B and W SPIG South Africa	South Africa	100
Babcock and Wilcox ME Holdings Limited	United Arab Emirates	100
Babcock & Wilcox Australia Pty. Ltd.	Australia	100
Babcock & Wilcox Canada Corp.	Nova Scotia	100
Babcock & Wilcox Construction Co., LLC	Delaware	100
Babcock & Wilcox de Monterrey, S.A. de C.V.	Mexico	100
Babcock & Wilcox Diamond Power Equipment Supply Co., Ltd.	China	100
Babcock & Wilcox Ebensburg Power, LLC	Delaware	100
Babcock & Wilcox Equity Investments, LLC	Delaware	100
Babcock & Wilcox Global Sales and Services Brazil Ltda.	Brazil	100
Babcock & Wilcox Global Sales & Services - Chile SpA	Chile	100
Babcock & Wilcox Global Sales and Service Pte. Ltd.	Singapore	100
Babcock & Wilcox Global Sales & Services SARL	Luxembourg	100
Babcock & Wilcox Holdings, LLC	Delaware	100
Babcock & Wilcox India Holdings, Inc.	Delaware	100
Babcock & Wilcox India Private Limited	India	100
Babcock & Wilcox International Investments Co., Inc.	Panama	100
Babcock & Wilcox International Sales and Service Corporation	Delaware	100
Babcock & Wilcox International, Inc.	Delaware	100
Babcock & Wilcox Monterrey Finance SARL	Luxembourg	100
Babcock & Wilcox New Energy Holdings, LLC	Delaware	100
Babcock & Wilcox Renewable Service A/S	Denmark	100
Babcock & Wilcox Singapore Pte. Ltd.	Singapore	100
Babcock & Wilcox SPIG, Inc.	New Jersey	100
Babcock & Wilcox Technology, LLC	Delaware	100
Babcock & Wilcox Volund Limited	United Kingdom	100
Babcock & Wilcox Volund AB	Sweden	100
Babcock & Wilcox Volund A/S	Denmark	100
Babcock Wilcox Arabia Limited	Saudi Arabia	100
BWL Energy (Rye House) Ltd.	Northern Ireland	50
BWL Energy (Teesside) Ltd.	Northern Ireland	100
Dampkraft Insurance Company	South Carolina	100
D.C.S. Dry Cooling Services SRL.	Italy	100

Name of Company	Jurisdiction of Organization	Percentage of Ownership Interest
Delta Power Services, LLC	Delaware	100
Diamond Operating Co., Inc.	Delaware	100
Diamond Power Australia Holdings, Inc.	Delaware	100
Diamond Power Central & Eastern Europe s.r.o.	Czech Republic	100
Diamond Power China Holdings, Inc.	Delaware	100
Diamond Power do Brasil Limitada	Brazil	100
Diamond Power Equity Investments, Inc.	Delaware	100
Diamond Power Finland OY	Finland	100
Diamond Power Germany GmbH	Germany	95
Diamond Power International, LLC	Delaware	100
Diamond Power Services S.E.A. Ltd.	Thailand	50
Diamond Power Specialty (Proprietary) Limited	Republic of South Africa	100
Diamond Power Specialty Limited	United Kingdom	100
Diamond Power Sweden AB	Sweden	100
Ebensburg Energy, LLC	Delaware	100
Ebensburg Investors Limited Partnership	Pennsylvania	100
Babcock & Wilcox Solar Energy, Inc.	Illinois	60
Fossil Power Systems	Canada	100
O&M Holding Company	Delaware	100
Optimus Industries, LLC	Oklahoma	100
P. T. Babcock & Wilcox Asia	Indonesia	100
Power Systems Operations, Inc.	Delaware	100
Servicios de Fabricacion de Valle Soleado, S.A. de C.V.	Mexico	100
Servicios Profesionales de Valle Soleado, S.A. de C.V.	Mexico	100
SOFCo - EFS Holdings LLC	Delaware	100
SPIG S.p.A.	Italy	100
SPIG Kuhlturmtechnologien GmbH	Germany	100
SPIG Turn Apa de Racine	Romania	100
SPIG Vostock	Russia	95
SPIG Sogutma Sistemleri Tlc Ldt	Turkey	100
SPIG Cooling Towers India Private Limited	India	100
SPIG Torres de Resfriamento Ltda.	Brazil	100
SPIG (Shanxi) Cooling System Co., Ltd.	China	100
SPIG (Shanxi) Cooling Technology Company, Ltd.	China	60
SPIG Korea Ltd.	Korea	100
The Babcock & Wilcox Company	Delaware	100